UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________________________
SCHEDULE 14A
________________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
________________________________________
GOLDEN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

Golden Entertainment, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 27, 2023

TIME: Thursday, May 25, 2023 4:00 PM, Pacific Time

PLACE: Annual Meeting will be held virtually via live webcast
Please visit www.proxydocs.com/GDEN for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Blake L. Sartini and Charles H. Protell (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Golden Entertainment, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Golden Entertainment, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the following six director nominees to hold office until our next annual meeting of shareholders or until their successors have been elected and qualified:	FOR	WITHHOLD		
	1.01 Blake L. Sartini	☐	☐		FOR
	1.02 Andy H. Chien	☐	☐		FOR
	1.03 Ann D. Dozier	☐	☐		FOR
	1.04 Mark A. Lipparelli	☐	☐		FOR
	1.05 Anthony A. Marnell III	☐	☐		FOR
	1.06 Terrence L. Wright	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement (the "Say on Pay Proposal");	☐	☐	☐	FOR
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and	☐	☐	☐	FOR
4.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.